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                                                                    EXHIBIT 99.1


                                 MERISEL NEWS
                                 PRESS RELEASE


FOR IMMEDIATE RELEASE


                                                           Contact: James Illson
                                          Senior Vice President, Finance and CFO
                                                                  (310) 615-1295

                                                                   Karen Tallman
                                                 Vice President, General Counsel
                                                                  (310) 615-1235

                                                             Investor Relations:
                                                             Charles B. Freedman
                                                                  (310) 615-1376

                                                                     Rivian Bell
                                                            Pager (800) 686-1910


               MERISEL NOTEHOLDER COMMITTEE REFUSES TO NEGOTIATE

El Segundo, Calif., (July 16, 1997)--Merisel, Inc. (NASDAQ: MSEL) announced today that representatives of the Ad Hoc Noteholders' Committee for its 12.5% Senior Notes have advised the company that they will not agree with the company to terminate or modify their agreement with the company, which is a condition to the Stonington proposal. Accordingly, as indicated in its press release yesterday, the company intends to submit the existing restructuring plan to a stockholder vote in August in accordance with the agreement with noteholders. As disclosed yesterday, the Stonington proposal remains open in accordance with its terms.


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